Exhibit 2.3

SlideBelts Inc.

THIRD AMENDED AND RESTATED BYLAWS

Adopted Effective May 10, 2019

ARTICLE I
Offices

Section 1.01       Offices. The address of the registered office of SlideBelts Inc. (the “Corporation”) in the State of Delaware and the name of the registered agent at such address shall as determined by the board of directors of the Corporation (the “Board of Directors”) from time to time. The Corporation may have other offices, both within and without the State of Delaware, as the Board of Directors from time to time shall determine or the business of the Corporation may require.

Section 1.02       Books and Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records so kept comply with section 224 of the Delaware General Corporation Law. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II
Meetings of the Stockholders

Section 2.01       Place of Meetings. All meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware, or by means of remote communication, as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of meeting.

Section 2.02       Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting.

Section 2.03       Special Meetings. Special meetings of stockholders for any purpose or purposes shall be called pursuant to a resolution approved by the Board of Directors, or by stockholders owning more than 10% of all of the issued and outstanding shares entitled to vote for the election of directors, and may not be called by any other person or persons. The only business which may be conducted at a special meeting shall be the matter or matters set forth in the notice of such meeting.

Section 2.04       Adjournments. Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 2.05       Notice of Meetings. Notice of the place, if any, date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and means of remote communication, if any, of every meeting of stockholders shall be given by the Corporation not less than 10 days nor more than 60 days before the meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their address appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

Section 2.06       List of Stockholders. The Corporation shall prepare a complete list of the stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of each class of capital stock of the Corporation registered in the name of each stockholder at least 10 days before any meeting of the stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, on a reasonably accessible electronic network if the information required to gain access to such list was provided with the notice of the meeting or during ordinary business hours, at the principal place of business of the Corporation for a period of at least 10 days before the meeting. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 2.07       Quorum. Unless otherwise required by law, the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”) or these Bylaws, at each meeting of the stockholders, a majority in voting power of the shares of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power, by the affirmative vote of a majority in voting power thereof, to adjourn the meeting from time to time, in the manner provided in section 2.04, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Section 2.08       Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of the stockholders, the Chief Executive Officer, or in his or her absence or inability to act, the President, or, in his or her absence or inability to act, the person whom the President shall appoint, shall act as chairman of, and preside at, the meeting. The secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

Section 2.09       Voting; Proxies. Unless otherwise required by law or the Certificate of Incorporation the election of directors shall be by written ballot and shall be decided by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election. Unless otherwise required by law, the Certificate of Incorporation, or these Bylaws, any matter, other than the election of directors, brought before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot.

Section 2.10       Inspectors at Meetings of Stockholders. The Board of Directors, in advance of any meeting of stockholders, may, and shall if required by law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies, votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

Section 2.11       Written Consent of Stockholders Without a Meeting. Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand, by overnight delivery services, or by certified or registered mail, return receipt requested) to the Corporation by delivery to its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section 2.11, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 2.12       Fixing the Record Date.

(a)               In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote therewith at the adjourned meeting.

(b)               In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting: (i) when no prior action by the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery (by hand, or by certified or registered mail, return receipt requested) to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)               In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE III
Board of Directors

Section 3.01       General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these Bylaws, or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

Section 3.02       Number; Term of Office. The authorized number of directors of the corporation shall be not less than one nor more than seven, and the exact number of directors shall be determined by the latest shareholder vote or resolution. All directors shall be elected at the annual meeting or a special meeting authorized by the stockholders entitled to vote. Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 3.03       Newly Created Directorships and Vacancies. Any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board of Directors, shall be filled by the affirmative votes of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director. A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified, or the earlier of such director's death, resignation or removal.

Section 3.04       Resignation. Any director may resign at any time by notice given either in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later time as is therein specified. Verbal resignation shall not be deemed effective until confirmed by the director in writing or by electronic transmission to the Corporation.

Section 3.05       Removal. Except as prohibited by applicable law or the Certificate of Incorporation, the stockholders entitled to vote in an election of directors may remove any director from office at any time, with or without cause, by the affirmative vote of a majority in voting power thereof.

Section 3.06       Fees and Expenses. Directors shall receive such fees and expenses as the Board of Directors shall from time to time prescribe.

Section 3.07       Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places as may be determined from time to time by the Board of Directors or by the Chief Executive Officer.

Section 3.08       Special Meetings. Special meetings of the Board of Directors may be held at such times and at such places as may be determined by the Chief Executive Officer on at least 24 hours’ notice to each director given by one of the means specified in section 3.11 other than by overnight delivery mail, or on at least three days’ notice if given by overnight delivery. Special meetings shall be called by the Chief Executive Officer in like manner and on like notice on the written request of any two or more directors.

Section 3.09       Telephone Meetings. Meetings of the Board of Directors or any committee thereof may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Participation by a director in a meeting pursuant to this Section 3.09 shall constitute presence in person at such meeting.

Section 3.10       Adjourned Meetings. A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board of Directors shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in section 3.11 other than by overnight delivery, or at least three days’ notice if by overnight delivery. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

Section 3.11       Notices. Subject to section 3.08, section 3.10, and section 3.12, whenever notice is required to be given to any director by applicable law, the Certificate of Incorporation, or these Bylaws, such notice shall be deemed given effectively if given in person or by telephone, by overnight delivery service, or by email with written (including email) non-automated acknowlegement of receipt, to such director at such director’s address as it appears on the records of the Corporation.

Section 3.12       Waiver of Notice. Whenever notice to directors is required by applicable law, the Certificate of Incorporation, or these Bylaws, a waiver thereof, in writing, by the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

Section 3.13       Organization. At each meeting of the Board of Directors, the Chief Executive Officer or, in his or her absence, a director selected by the Board of Directors shall preside. The secretary shall act as secretary at each meeting of the Board of Directors. If the secretary is absent from any meeting of the Board of Directors, an assistant secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the secretary and all assistant secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

Section 3.14       Quorum of Directors. Except as otherwise permitted by the Certificate of Incorporation, these Bylaws, or applicable law, the presence of a majority of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 3.15       Action by Majority Vote. Except as otherwise expressly required by these Bylaws, the Certificate of Incorporation, or by applicable law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.16       Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

Section 3.17       Committees of the Board of Directors. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board of Directors. Unless the Board of Directors provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter, and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.

ARTICLE IV
Officers

Section 4.01       Positions and Election. The officers of the Corporation shall be appointed by the Board of Directors and shall include a Chief Executive Officer, a President, a Secretary, a Treasurer, a Chief Creative Officer, and a Senior Administrative Officer. The Board of Directors, in its discretion, may also elect a Chairman (who must be a director), one or more Vice-Chairmen (who must be directors), and one or more Vice-Presidents, Assistant Treasurers, Assistant Secretaries, and other officers. Any two or more offices may be held by the same person.

Section 4.02       Term. Each officer of the Corporation shall hold office until such officer's successor is elected and qualified or until such officer's earlier death, resignation, or removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time, with or without cause, by the majority vote of the members of the Board of Directors then in office. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the president or the secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board of Directors.

Section 4.03       The Chief Executive Officer. The Chief Executive Officer shall have general supervision over the business and operations of the Corporation, subject only to the control of the Board of Directors. The Chief Executive Officer shall preside at all meetings of the Board of Directors and shall see that all resolutions of the Board are put into effect. The Chief Executive Officer shall have the authority to execute any and all documents on behalf of the Corporation, and third parties may assume that the actions of the Chief Executive Officer are authorized by the Board. All other officers of the Corporation shall be subordinate to the Chief Executive Officer.

Section 4.04       The President. The President shall carry out and implement the policies of the Chief Executive Officer and the Board of Directors, provided that that the President shall not exercise authority beyond the authority granted by the Board of Directors or the Chief Executive Officer, without regard to whether such authority may customarily, traditionally, or typically fall within the powers or authority granted to the president of a Delaware corporation.

Section 4.05       The Chief Creative Officer. The Chief Creative Officer shall defend the Corporation’s brand image in all forms of material submitted and is responsible for the direction of the creative team. While collaborating and leading the creative team to produce promotional materials, the Chief Creative Officer facilitates project direction, layout, and final approval.

Section 4.06       Senior Administrative Officer. The Senior Administrative Officer coordinates across departments to ensure that all administrative functions of the Corporation are performed efficiently, including legal, insurance and risk management, contracts, and physical asset management, with an overall focus on protection of the Corporation. The Senior Administrative Officer then acts as a liaison between the executive team and various outside vendors, contractors and legal advisors to facilitate and consolidate processes and projects.

Section 4.07       Vice Presidents. Each Vice President shall have such powers and perform such duties as may be assigned to him or her from time to time by the Chief Executive Officer.

Section 4.08       The Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the president. The secretary shall keep in safe custody the seal of the Corporation and have authority to affix the seal to all documents requiring it and attest to the same.

Section 4.09       The Assistant Secretary. The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries in the order designated by the Board of Directors (or in the absence of any designation, in the order of their election) shall, in the absence of the Secretary, or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Chief Executive Officer.

Section 4.10       The Treasurer. The Treasurer shall have the custody of the corporate funds and securities, except as otherwise provided by the Board of Directors, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 4.11       The Assistant Treasurer. The Assistant Treasurer, if any, or if there shall be more than one, the Assistant Treasurers in the order designated by the Board of Directors (or in the absence of any designation, in the order of their election) shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as may from time to time be prescribed by the Chief Executive Officer.

Section 4.12       Duties of Officers May Be Delegated. In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the Chief Executive Officer or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.

ARTICLE V
INDENIFICATION

Section 5.01       Indemnification of Directors And Officers. The Corporation shall, to the maximum extent and in the manner permitted by the Delaware General Corporation Law, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For these purposes, a director or officer of the Corporation includes any person (a) who is or was a director or officer of the Corporation, (b) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

Section 5.02       Indemnification of Others. The Corporation shall have the power, to the maximum extent and in the manner permitted by the Delaware General Corporation Law , to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For these purposes , an employee or agent of the Corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the Corporation, (b) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

Section 5.03       Payment Of Expenses In Advance. Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to section 5.01 or permitted pursuant to section 5.02 , following authorization thereof by the Board of Directors, shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount, if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article 6.

Section 5.04       Indemnity Not Exclusive. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Certificate of Incorporation.

Section 5.05       Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the Delaware General Corporation Law.

Section 5.06       Conflicts. No indemnification or advance shall be made under this Article V, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

(a)      That it would be inconsistent with a provision of the Certificate of Incorporation, these Bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b)      That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

ARTICLE VI
Stock Certificates and Their Transfer

Section 6.01       Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any or all such signatures may be facsimiles. Although any officer, transfer agent, or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent, or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were still such at the date of its issue.

Section 6.02       Transfers of Stock. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the holder of record thereof, by such person's attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. To the extent designated by the president or any vice president or the treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.

Section 6.03       Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 6.04       Lost, Stolen, or Destroyed Certificates. The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen, or destroyed certificate, or the owner's legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or uncertificated shares.

ARTICLE VII
FIRST RIGHT OF REFUSAL

Section 7.01       In General. No stockholder shall sell or otherwise transfer any of the shares of stock of the Corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except in compliance with this Article VII. Any purported transfer not in compliance with this Article VII shall be null and void.

Section 7.02       Sales Notice. If a stockholder (the “Selling Stockholder”) desires to transfer any of his or her shares of stock, then the stockholder shall give notice to the Corporation, specifying the shares to be purchased (the “Transfer Shares”), the purchase price, the approximate closing date, the form of consideration, and such other terms and conditions of the proposed transaction that have been agreed with the proposed purchaser (the “Sales Notice”).

Section 7.03       Right to Purchase. Within 30 days after receipt of the Sales Notice the Corporation shall notify the Selling Stockholder whether the Corporation (or a person designated by the Corporation) elects to purchase all (but not less than all) of the Transfer Shares on the terms set forth in the Sales Notice.

Section 7.04       Special Rules. The following rules shall apply for purposes of this Article VII:

(a)         If the Corporation elects not to purchase the Transfer Shares, or fails to respond to the Sales Notice within the thirty (30) day period described above, the Selling Stockholder may proceed with the sale to the proposed purchaser.

(b)         If the Corporation elects to purchase the Transfer Shares, it shall do so within 30 days.

(c)         If the Corporation elects not to purchase the Transfer Shares, or fails to respond to the Sales Notice within the 30 day period described above, and the Selling Stockholder and the purchaser subsequently agree to a reduction of the purchase price, a change in the consideration from cash or readily tradeable securities to deferred payment obligations or nontradeable securities, or any other material change to the terms set forth in the Sales Notice, such agreement between the Selling Stockholder and the purchaser shall be treated as a new offer and shall again be subject to this section.

(d)         If the Corporation elects to purchase the Transfer Shares in accordance with this section, such election shall have the same binding effect as the then-current agreement between the Selling Stockholder and the proposed purchaser. Thus, for example, if the Selling Stockholder and the purchaser have entered into a non-binding letter of intent but have not entered into a binding definitive agreement, the election of the Corporation shall have the effect of a non-binding letter of intent with the Selling Stockholder. Conversely, if the Selling Stockholder and the purchaser have entered into a binding definitive agreement, the election of the Corporation shall have the effect of a binding definitive agreement. If the Selling Stockholder and the Corporation are deemed by this subsection to have entered into only a non-binding letter of intent, neither shall be bound to consummate a transaction if they are unable to agree to the terms of a binding agreement.

Section 7.05       Assignment. The Corporation may assign its rights hereunder.

Section 7.06       Exceptions. The following transactions shall be exempt from this Article VII:

(a)         A transfer to or for the benefit of any spouse, child or grandchild of a stockholder, or to a trust for their exclusive benefit;

(b)         A bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent transfer of said shares by said institution shall be conducted in the manner set forth in this Article VII;

(c)         A transfer to the Corporation or to any other stockholder;

(d)         A transfer to a person who is then an officer or director of the Corporation;

(e)         A corporate stockholder’s transfer pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate stockholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate stockholder;

(f)          A corporate stockholder’s transfer to any or all of its stockholders; or

(g)         A transfer by a stockholder which is a limited or general partnership to any or all of its partners or former partners in accordance with partnership interests.

In any such case, the transferee, assignee, or other recipient of shares shall receive and hold such shares subject to the provisions of this Article VII.

Section 7.07       Waiver by Board. The provisions of this Article VII may be waived with respect to any transfer by the Board of Directors.

Section 7.08       Public Offering. The provisions of this Article VII shall terminate upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

Section 7.09       Legend. Any certificate representing shares of stock of the Corporation shall bear on their face the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION.

ARTICLE VIII
General Provisions

Section 8.01       Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.

Section 8.02       Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 8.03       Checks, Notes, Drafts, Etc. All checks, notes, drafts, or other orders for the payment of money of the Corporation shall be signed, endorsed, or accepted in the name of the Corporation by such officer, officers, person, or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 8.04       Dividends. Subject to applicable law and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock, unless otherwise provided by applicable law or the Certificate of Incorporation.

Section 8.05       Conflict with Applicable Law or Certificate of Incorporation. These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

ARTICLE IX
Amendments

Section 9.01       Amendments. These Bylaws may be adopted, amended, or repealed or new Bylaws adopted by the Board of Directors. The stockholders may make additional Bylaws and may adopt, amend, or repeal any Bylaws whether such Bylaws were originally adopted by them or otherwise.

SlideBelts Inc.

Written Consent of the Sole Voting Shareholder

Pursuant to §228(a) of Delaware General Corporation Law

The undersigned owns all of the issued and outstanding Class B Common Stock of SlideBelts Inc., a Delaware corporation (the “Corporation”), and hereby adopts the following resolutions:

RESOLVED, that effective on May 10, 2019, the Corporation shall adopt as its bylaws the Third Amended and Restated Bylaws attached to this Written Consent.

RESOLVED, that this Written Consent shall be filed with the records of the proceedings of the Corporation.

DATED: May 10, 2019

/s/ Brig Taylor
Brig Taylor